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Exhibit 10.4

                 FIRST ADDENDUM TO SECURITIES PURCHASE AGREEMENT

THIS FIRST ADDENDUM made as of this 16th day of October, 2007 by and between Global Resource Corp., a corporation organized and existing under the laws of Nevada, having an address of Bloomfield Business Park, 408 Bloomfield Drive, Suite 3, West Berlin, New Jersey 08091 ("the "Company"), and Mercatus & Partners, Limited, a private limited company organized and existing under the laws of the United Kingdom, having an address of Via S. Roberto Bellarmino #4, 00142 Roma, Italy (the "Purchaser")

WITNESSETH THAT:

         WHEREAS, on or about December 20, 2006 the parties entered into a certain "Securities Purchase Agreement"("Agreement), which Agreement provided for the purchase by Purchaser of 888,889 shares of the Company's Common Stock
(1) within forty (40) days from the date of delivery of the shares to the Custodial Bank, (2) at a price of $2.25 per share, subject to certain after-purchase price adjustments, but (3) where subsequent to the execution of the Agreement the Company deposited an additional 1,776,777 shares as an offset to the price adjustment, but the Agreement was not amended to cover such additional deposit;

         WHEREAS, the date for payment of the purchase price was extended by the Company on two occasions, to March 31, 2007, but there has been no subsequent extension and the Agreement is technically in default;

         WHEREAS, the Company has previously demanded a return of the additional shares, which have not been returned, but the parties have discussed the situation and desire to establish a situation continuing such deposit and placing the demand for the return in temporary abeyance;

         WHEREAS, the parties have negotiated and reached certain understandings, and desire a document to evidence and formalize those understandings;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties have agreed and do hereby agree, as follows:

1. The provision in the Introduction to the Agreement for the payment of the purchase price within forty (40) days after the deposit of the shares is hereby superseded. The purchase price shall be paid on or before November 30, 2007, time being of the essence. The reference in the Introduction to the Agreement to the "time line and transaction sequence [as set forth] in Schedule 1", which items have never been provided, is hereby superseded. Such time line, so far as is now relevant, is that the purchase price shall be paid in installments, commencing on October 19, 2007 and continuing through November 15, 2007. Any amount(s) not paid by November 15, 2007 shall be paid in full on or before November 30, 2007, time being of the essence.

2. Subject to the provisions of the foregoing paragraph, the Company hereby agrees to hold its demand for a return of the additionally deposited 1,776,777 shares in abeyance. However,


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Purchaser acknowledges such demand, and agrees that if the funds are not fully paid by November 30, 2007 such demand shall be deemed to be reactivated and to be in full force and effect and the Purchaser shall cause the unpurchased shares to be returned by December 20, 2007, time being of the essence.

3. The intent of the parties was that the Purchaser will purchase that number of shares of the Company's Common Stock, at a purchase price adjusted for market conditions, such that the Company shall receive Two Million Dollars ($2,000,000). Due to the delays in closing and the fluctuations in the market price of the Company's Common Stock, Article II of the Agreement is hereby amended to read:

         The Purchaser hereby agrees to purchase that number of shares of the Common Stock of the Company (the "Shares") at the adjusted price(s) as provided herein and in Section 3.1(e), such that Purchaser shall pay, and the Company shall receive, Two Million Dollars ($2,000,000). The Purchase Price to be paid by the Purchaser shall be calculated as provided herein, and such purchase price shall be subject to further adjustments as provided in Section 3.1(e).

         The base purchase price, prior to the adjustment provided in Section 3.1(e), shall be determined as follows: Each date on which the Company receives clear funds into its account as provided hereinafter shall be a "Closing Date" and the purchase price per share for the funds received for such Closing Date shall be fifty percent (50%) of the average of the closing sale prices for the Company's Common Stock on the ten (10) consecutive trading days ending on and including the Closing Date (if such day is a trading day, or otherwise the last trading day prior to the Closing Date ("per share purchase price"). The total proceeds paid by the Purchaser shall be divided by such per share purchase price and any fractional share shall be rounded up to the nearest whole share.

         Upon the earlier to occur of (i) November 30, 2007 or (ii) payment by the Purchaser of a total of Two Million Dollars ($2,000,000), the total number of shares purchased as determined above shall be subtracted from the total of 2,665,666 shares deposited, starting however with the original 888,889 shares so that the demand for the return of the 1,777,777 shares being held in abeyance shall remain logical. If there is a balance, such balance shall be returned to the Company within twenty (20) days. If there is a shortfall, the Company shall, within three (3) business days after notice by Purchaser of such shortfall (and the calculations supporting the determination of the shortfall) issue to the Purchaser or its nominee that number of shares required to equal the shortfall.

         The Purchaser shall wire all purchase funds to the Company as follows:
                         xxxxx National Bank
                           xxxxxxxxxxxxxxx
                           xxxxxxxxxxxxxxxxxx

                           Ph: xxxxxxxxxxxx
                           Fx: xxxxxxxxxxxx


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                           ABA xxxxxxxxx
                           A/C xxxxxxxxxx
                           FBO: Global resource Corp.
         The date on which wired funds are posted to the account of the Company shall be a "Closing Date" as provided above.

4. Section 3.1(3) refers to an "Anniversary Date" for purposes of the "Downside Protection Warrant Term". Based upon the foregoing adjustments to Article II, the term "Anniversary Date" shall now refer to the Anniversary Date of each Closing Date.

5. The parties acknowledge that pending the closings provided herein, it has been the continuing intent of the parties that the transaction is a deferred or delayed purchase, that the shares deposited are not fully-paid and non-transferable, and are not considered issued and outstanding. The shares shall become issued and outstanding and fully-paid and nonassessable upon payment therefor as set forth above.

         IN WITNESS WHEREOF, the parties hereto have caused this First Addendum to the Securities Purchase Agreement to be duly executed as of the date first indicated above.
                                            Company:

                                            Global Resource Corp.



                                            By:  _________________________
                                                 Name:
                                                 Title:

                                      Purchaser:

                                            Cary Masi  POAon behalf of
                                            Purchaser

                                            By: __________________________
                                                Name: ____________________
                                                Title: ___________________



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